Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan Inc. on Form S-8, as amended, of our report dated June 26, 2012, relating to the financial statements and financial statement schedule appearing in this Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Chicago, Illinois

June 26, 2012